Exhibit 10.1

CONFIDENTIAL SEPARATION OF EMPLOYMENT, NONCOMPETE

AND GENERAL RELEASE AGREEMENT

THIS AGREEMENT is made effective as of the Termination Date (as defined below), by and between Matthew J. Missad, a Florida resident (“Employee”), and UFP Industries, Inc, a Michigan corporation, for itself and its subsidiaries and affiliates (“UFP or Employer”).  This Agreement is based on the following:

●	Employee will retire and his employment shall be terminated effective as of the end of business on December 31, 2026 (the “Termination Date”).

●	Employer and Employee desire to enter into an agreement governing the conditions of termination of the employment relationship previously existing between them.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree that:

1.	Termination of Employment. Employee’s employment with UFP shall be terminated effective as of the Termination Date.

2.	UFP Obligation; Restricted Stock Grants.

a.	UFP shall pay Employee the total gross amount of Five Million and 00/100 Dollars ($5,000,000.00), payable in three annual installments according to the following schedule:

●	On or about July 1, 2027 - $1,666,666.66 (gross)
●	On or about July 1, 2028 - $1,666,666.66 (gross)
●	On or about July 1, 2029 - $1,666,666.66 (gross)

Said payments are subject to all applicable withholdings, including applicable taxes.

b.	Shares of Employer common stock granted to Employee pursuant to a Restricted Stock Grant Agreement (“RSGA”) will vest in accordance with the schedule set forth in the applicable RSGA so long as Employee does not breach any provision of the RSGA or this Agreement.

3.	Bonus. Employee is eligible to receive a 2026 performance bonus payable in February 2027.

4.	Termination of Wages and Benefits. Employee acknowledges, understands, and agrees that, except as otherwise provided in this Agreement, Employee shall not be entitled to any employment wages, benefits or other remuneration from Employer after the Termination Date. COBRA offerings will be made to Employee as required by law. Employee shall

Exhibit 10.1

be entitled to be reimbursed ordinary and necessary business expenses incurred by Employee on behalf of Employer prior to the Termination Date.

5.	Disclosure of Information. Employee acknowledges that UFP's trade secrets, private or secret processes as they exist from time to time, and information concerning customers and their identity, products, developments, manufacturing techniques, new product plans, equipment, inventions, discoveries, patent applications, ideas, designs, engineering drawings, sketches, renderings, other drawings, manufacturing and test data, computer programs, progress reports, materials, costs, specifications, processes, methods, research, procurement and sales activities and procedures, promotion and pricing techniques, and credit and financial data concerning customers of UFP, as well as information relating to the management, operation, or planning of UFP, herein the ("Proprietary Information") are valuable, special, and unique assets of UFP. In light of the highly competitive nature of the industry in which UFP conducts business, Employee agrees that all Proprietary Information obtained by Employee as a result of his relationship with UFP shall be considered confidential. In recognition of this fact, Employee agrees that Employee will not disclose any of such Proprietary Information to any person or entity for any reason or purpose whatsoever, and Employee will not make use of any Proprietary Information for Employee's own purposes or for the benefit of any other person or entity (except UFP) under any circumstances. Notwithstanding anything herein to the contrary, no obligation or liability shall accrue hereunder with respect to any of the Proprietary Information to the extent that such Proprietary Information (1) is or becomes publicly available other than as a result of acts by Employee in violation of this Agreement; or (2) is, on the advice of counsel, required to be disclosed by law or legal process.

6.	Noncompetiton Agreement.

6.1In order to further protect the confidentiality of the Proprietary Information and in recognition of the highly competitive nature of the industries in which UFP and its affiliates and subsidiaries conduct its businesses as well as Employee's prior senior-level leadership position at UFP, and for the consideration set forth herein, Employee further agrees that during and for the period beginning on the Termination Date and ending on December 31, 2029:

a.Employee will not directly or indirectly engage in any Business Activities (hereinafter defined), other than on behalf of UFP or its affiliates or subsidiaries, whether such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 1% of the outstanding capital stock of a publicly-traded corporation), consultant, advisor, agent, or other participant, in any geographic area in which the products or services of UFP have been distributed or provided during the Employee's employment and.  For purposes of this Agreement, the term "Business Activities" shall mean the design, development, manufacture, sale, marketing, or servicing of UFP's products and/or services, together with all other activities engaged in by UFP or any of its affiliates or subsidiaries at any time during Employee's employment by UFP.

Exhibit 10.1

b.Employee will not directly or indirectly engage in any of the Business Activities (other than on behalf of UFP) by supplying products or providing services to any customer with whom UFP has done any business during his employment, whether such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent, or other participant.

c.Employee will not directly or indirectly assist others in engaging in any of the Business Activities in any manner prohibited to Employee under this Agreement.

6.2Employee acknowledges and agrees that each and every restraint imposed by this Section 6 is reasonable with respect to subject matter, time period and geographical area.  Employee further acknowledges and agrees that the potential harm to the Company of its non-enforcement outweighs any harm to Employee of its enforcement by injunction or otherwise.  If at the time of enforcement of this Section 6 of this Agreement a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated time period, scope or area.  Because of Employee's past leadership role with UFP and because Employee has had access to confidential information relating to UFP's Business Activities, the parties agree that money damages would not be an adequate remedy for any breach of this Agreement.  Therefore, in the event of a breach or threatened breach of this Agreement, UFP or its successors and assigns may, in addition to other rights and remedies, including the suspension and/or termination of UFP's obligations under Section 2 above, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of this Agreement (without posting bonds or other security).

7.	Agreement Confidential. The terms of this Agreement are confidential and shall not be disclosed by Employee except to his attorneys, immediate family, accountants and other advisors on a “need to know” basis. Any such attorney, immediate family member, accountant or other advisor shall be bound to hold such information in confidence. If Employee is subject to legal proceedings which seek to obtain disclosure of this confidential information, Employee shall promptly notify Employer of such proceedings and cooperate with Employer, at Employer’s expense, in opposing such action.

8.	Non-Disparagement. Both parties agree not to make any oral or written derogatory or disparaging comments or statements which may harm the reputation or good will of the other party.

9.	Acknowledgment of Consideration. Employee agrees that the consideration provided pursuant to this Agreement is in exchange for signing this Agreement. Employee further agrees that the amounts to be received pursuant to this Agreement constitute full payment for any potential disputed wages or benefits that Employee could claim may be owed by UFP.

Exhibit 10.1

10.	Property of UFP. On or before the Termination Date, Employee shall return all company property to UFP, including, but not limited to, company vehicles; company computers, printers and company issued telephones; company files and other materials.

11.	Release by Employee. In consideration of the payments, reimbursements and other consideration to be provided hereunder by UFP (which Employee acknowledges as good and valuable consideration and which constitute, in whole or in part, monies or benefits to which Employee is not otherwise entitled under any Employment Agreements, oral or otherwise), Employee, on behalf of himself and his heirs, legal representatives and assigns, hereby releases and forever discharges UFP, and its parent, subsidiaries, divisions, units, successors, affiliates, shareholders, directors, officers, agents, employees and former employees (hereinafter the “Released Parties”) from all right to personal recovery in any actions, causes of action, claims, demands, compensatory, exemplary, statutory and punitive damages, costs, suits, debts, dues, sums of money, accounts, reckonings, bills, covenants, contracts, liens, controversies, agreements, promises, variances, trespasses, executions, liability, attorney’s fees and any and all consequential damages whatsoever, in law or in equity, which Employee, individually, or in any representative capacity, had, now has or may have or shall have against the Released Parties by reason of any matter, fact, representation, cause or thing of any conceivable kind and character whatsoever, and which occurred up to and including the date of execution of this Agreement, including specifically, but not by way of limitation, any and all claims of discrimination, wrongful discharge, breach of contract, fraud, promissory estoppel, misrepresentation, retaliation, all claims under or in connection with the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, any state law Civil Rights Act, any state law Handicappers’ Rights Act, Workers Disability Compensation, the Americans with Disabilities Act and any other state and federal statutes and the common law, actions based on torts, public policy, defamation or injuries incurred on the job or incurred as a result of loss of employment, and any and all claims and demands of every conceivable kind based upon or in connection with or involving Employee’s employment and the termination of such employment.

12.	Legal Advice. Employee acknowledges that he has been advised by this writing that: (a) he should consult with an attorney, at Employee’s own expense, prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the Age Discrimination in Employment Act, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to UFP in less than the 21-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. This Agreement automatically becomes enforceable and effective on the 8th day after the date this Agreement is fully signed

Exhibit 10.1

by the parties, unless Employee timely revokes his acceptance. This Agreement may be revoked by writing sent by overnight delivery by Employee to UFP (to 2801 East Beltline Ave NE, Grand Rapids, Michigan 49525, Attn: David A. Tutas) no later than the 7th day after the Agreement is signed by Employee (unless that day is a Sunday or a holiday, in which event the period is extended to a day there is mail service).

13.	Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including, but not limited to, the Securities and Exchange Commission, the Equal Employment Opportunity Commission (EEOC), the Occupational Safety and Health Administration, and the National Labor Relations Board (“Governmental Agencies”). However, Employee gives up any right to receive any monetary relief or other financial benefit from any proceeding involving Governmental Agencies, including but not limited to any financial benefit or monetary recovery resulting from any such Governmental Agency action, to the extent permitted by law. Other than these exceptions, Employee agrees not to file any complaint, claim, or charge in any forum against the Released Parties. If Employee executes this agreement, Employee will not thereafter participate in any mass or class action against the Released Parties, and waives any monetary recovery or other financial benefit that may arise from a class action brought against the Released Parties after the effective date of this Agreement based on the claims released in this Agreement. Employee will withdraw or dismiss any claim, complaint, or charge filed in violation of this Agreement.

Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from Employer. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Proprietary Information to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Employer attorney-client privileged communications. Pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

Exhibit 10.1

14.	Remedies in Event of Breach or Default. If Employee breaches any agreement provided herein, or defaults in his performance of any undertaking, UFP shall be entitled to injunctive relief upon proof of such breach or default and shall also be (i) relieved of any obligation to make any outstanding payments set forth in Section 2 above; (ii) able to initiate a forfeiture of the restricted shares; and (iii) entitled to damages including, but not limited to, the recovery of attorney fees and the consideration provided in Section 2 above. UFP shall also be entitled to any other remedy available under law or equity.

15.	Covenant Not to Sue. Employee further agrees not to initiate any legal proceedings of any kind against UFP, its successors, assigns, parents, affiliates, subsidiaries, or divisions arising out of or related to Employee’s employment with and/or termination of employment from UFP and, in the event any such proceeding is initiated on Employee’s behalf, Employee waives any right to recover damages arising out of or awarded pursuant to the proceeding.

16.	Separation Clause. Any provision of this Agreement that may be at any time prohibited or unenforceable by law shall not invalidate the remaining provisions of this Agreement. Any agreement or undertaking which by its terms is subject to future performance under this Agreement shall remain in full force and effect even after the completion of the payments and benefits set forth herein.

17.	Voluntary Agreement. Employee warrants that no promise or inducement has been offered for this Agreement other than what is set forth above. Employee warrants that Employee is legally competent to execute this Agreement and acknowledges that he has carefully read this document and understands the Agreement and has signed the Agreement voluntarily and under his own free will and choice.

18.	Entire Agreement. This Agreement contains the ENTIRE AGREEMENT between the parties concerning the matters addressed (except for the terms of the RSGA which remain in effect), and the terms of this Agreement are contractual and not a mere recital.

19.	No Oral Modification. This Agreement may only be amended in a writing signed by Employee and UFP.

20.	Non-Invalidation. Should any of the terms and conditions of this Agreement be ruled invalid, the Agreement shall remain in effect with all remaining terms and conditions being valid.

21.	Non-Assignable. The parties further agree that this Agreement is personal to Employee and may not be assigned or in any way transferred by Employee.

22.	Applicable Law. This Agreement shall be construed and interpreted in all respects in accordance with the laws of the State of Michigan without giving effect to any choice of law or conflict of law provision or rule (whether of the state of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the

Exhibit 10.1

state of Michigan. Venue for any action brought to enforce this Agreement shall be brought in the courts of the State of Michigan.

23.	Disputes Regarding this Agreement. In the event of a dispute regarding enforcement of this Agreement, the party who prevails in such dispute shall be entitled to be reimbursed for reasonable expenses incurred in connection with such dispute, including reasonable attorney’s fees.

24.	Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF, this document is effective as of the Termination Date.

EMPLOYEE:

____________________________           Dated: ____________________________

Matthew J. Missad

EMPLOYER:

By: ______________________________

Its: ______________________________

Dated: ____________________________